SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                           __________________________

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: December 13, 2000



                              ELSINORE CORPORATION
             (Exact Name of Registrant as Specified in its Charter)



                                     Nevada
                         (State or Other Jurisdiction of
                         Incorporation or Organization)



              001-07831                                   88-0117544
      (Commission File Number)                         (I.R.S. Employer
                                                      Identification No.)


                               202 Fremont Street
                             Las Vegas, Nevada 89101
               (Address of Principal Executive Offices) (Zip Code)



                                 (702) 385-4011
                         (Registrant's telephone number,
                              including area code)


Item 5.    Other Events.

The information set forth in the Registrant's new release dated December 7, 2000 is incorporated herein by reference.


Item 7.    Financial Statements and Exhibits.

(c)      Exhibits

99.1 Text of press release dated December 7, 2000.



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ELSINORE CORPORATION


Date:  December 13, 2000                  By:    /s/ Gina L. Contner
                                                  Gina L. Contner
                                                  Asst. Secretary and
                                                  Principal Accounting Officer

                                Index to Exhibits


Exhibit                 Description

 99.1                    Text of press release dated December 7, 2000



                                  EXHIBIT 99.1

                                  PRESS RELEASE

                              ELSINORE CORPORATION
                               202 FREMONT STREET
                               LAS VEGAS, NV 89101


FOR IMMEDIATE RELEASE
Thursday, December 7, 2000


               ELSINORE CORPORATION AND FOUR QUEENS HOTEL & CASINO
                              ANNOUNCES APPOINTMENT

LAS VEGAS, Nevada, December 7, 2000. Elsinore Corporation (OTCBB: ELSO), announced today that Mr. Philip W. Madow has been appointed President of Elsinore Corporation and will serve on the Board of Directors. Mr. Madow has also been appointed Sole Officer and Director of the Four Queens Hotel and Casino and will additionally serve as the Four Queens' General Manager, responsible for daily operations. Elsinore Corporation is the sole shareholder of the Four Queens Hotel and Casino, located in downtown Las Vegas.

Mr. Madow had been appointed Acting General Manager of the Four Queens in August, 2000. He has served in numerous capacities at the Four Queens including Director of Operations and Administration and Vice President of Hotel Operations since 1983. Mr. Madow has over 24 years of experience in the Hospitality and Gaming Industry.

Mr. Madow said, "I am grateful to the Board of Directors for placing their confidence in my abilities. I look forward to leading this Company into the future, with an emphasis on marketing and development, and raising our service standards with dedicated efforts from all of our team members."






CONTACT:  Gina Contner, Elsinore Corp., Las Vegas, NV 702-387-5150